UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2018

ZIVARO Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55785	82-0776144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Clematis Street, Suite 217 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 341-2684

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On October 23, 2017, ZIVARO Holdings, Inc., which was formerly named AG Acquisition Group, Inc. (the “Company”), entered into a Merger Agreement (the “Merger Agreement”) with AG-GT Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Global Technology Resources, Inc. (“GTRI”), Gregory Byles, as representative of the shareholders of GTRI (each, a “GTRI Shareholder” and collectively, the “GTRI Shareholders”) and the GTRI Shareholders, pursuant to which the parties agreed that Merger Sub will merge with and into GTRI, with GTRI being the surviving entity (the “Merger”). On December 30, 2017, January 26, 2018, February 23, 2018 and March 8, 2018, the parties amended the Merger Agreement to, among other things, extend the termination date under the Merger Agreement.

On March 30, 2018, the Company, Merger Sub, GTRI and Gregory Byles, as representative of the GTRI Shareholders entered into Amendment No. 5 to Merger Agreement (the “Fifth Amendment”), pursuant to which the parties extended the termination date under the Merger Agreement, as amended, from March 31, 2018 to April 9, 2018. The purpose of the extension is to provide the parties with additional time to complete the Merger and the other transactions as set forth in the Merger Agreement. No other changes were made to the Merger Agreement, as amended, in the Fifth Amendment.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 30, 2018, Howard Gostfrand, who has served as the Chief Executive Officer and director of the Company since February 23, 2017, resigned from his position as Chief Executive Officer of the Company. Mr. Gostfrand remains as a director of the Company.

Immediately following Mr. Gostfrand’s resignation, on March 30, 2018 the Board of Directors of the Company (the “Board”) named John Vasquez as the Chief Executive Officer of the Company, to serve in such position until his earlier death, resignation or removal from office. Mr. Vasquez is not currently party to an employment agreement with the Company and his compensation to serve as the Chief Executive Officer has not yet been determined. Mr. Vasquez has not previously held any positions with the Company.

Mr. Vasquez, age 48, has over 20 years of experience driving and building shareholder value. He has acted as a “White Knight” providing capital and leadership to national banks. With extensive experience in banking and capital markets, he has served on several boards of directors and worked with public and private companies investing with his family fund and private equity funds he founded for investment in platform companies, with several noteworthy exits to institutions. Mr. Vasquez has served as the Chief Executive Officer of Newport Capital Bancorp from 1996 to the present. Previously, Mr. Vasquez served as a Vice President of AXA Financial from 1992 to 1996. Mr. Vasquez is the founder of Newport Capital Bancorp and G.P. of its investment vehicle, National Community Development Fund, which is a private equity fund. None of these entities is a parent, subsidiary or other affiliate of the Company.

Item 8.01. Other Events

On March 22, 2018, the Company entered into a Membership Interest Purchase Agreement, as amended on March 30, 2018 (the “Purchase Agreement”) with National Community Development Fund I, LLC (“NCDF”), Clark Network Systems, Inc. (“CNS”), and Addware, Inc. (“Addware” and together with CNS, the “Sellers”). Mr. Vasquez currently controls NCDF and owns a majority of the equity interests of NCDF.

Pursuant to the terms of the Purchase Agreement, the Sellers agreed to sell to NCDF, and NCDF agreed to buy, all of the equity interests (the “Interests”) of Network Professionals Group, LLC (“NPG”) (the “Purchase”). CNS owned 80% of NPG and Addware owned 20% of NPG.

The Purchase closed on March 22, 2018. Pursuant to the terms of the Purchase Agreement, the purchase price for the Interests was $500,000 (the “Purchase Price”) which was to be paid to CNS and Addware pro rata based on their respective ownership of NPG. $100,000 of the Purchase Price was to be paid in cash at closing, with the balance to be paid upon the closing of the Merger, and which was represented by two promissory notes, one issued to CNS in the amount of $320,000 and one to Addware in the amount of $80,000. Due to a mistake in wire transfers at the actual closing, $97,000 was actually paid in cash at closing to CNS and none to Addware, but the parties to the Purchase Agreement have since amended the principal amounts of the promissory notes to provide for the originally intended payments, as between CNS and Addware.

The Purchase Agreement contemplates that, upon the closing of the Merger, NCDF may assign the Interests to the Company, and in return the Company will pay to NCDF the cash that NCDF paid to the Sellers at the closing of the Purchase and would also repay the amounts due and payable under the two promissory notes (and, if determined to be required, the promissory notes may be assigned to the Company prior to such payment).

The maturity date for each of the Notes is the earlier of (i) April 15, 2018, or (ii) the first business day following the closing of the Merger. In the event that the Merger does not close, it is not expected that the Interests would be assigned to the Company.

In connection with the Purchase, Brian Clark, the owner of CNS, entered into an employment agreement with GRTI, which may also be assigned to the Company following the closing of the Merger. The Purchase Price for NPG was determined in part based on the added value that Brian Clark is expected to bring to the operations of GTRI and the Company, assuming the Merger closes. Pursuant to the terms of the Purchase Agreement, in the event that Mr. Clark does not generate new business on behalf of GTRI during the term of his employment from new clients who are not clients of the Company as of the closing date, then, upon the termination of Mr. Clark’s employment for any reason, CNS agrees to return to NCDF (or to the Company if NCDF sells and assigns the Interests to the Company), an amount equal to 3% of the difference between (i) $4,582,875, and (ii) the gross amounts actually received by GTRI from new clients during the term of Mr. Clark’s employment. Any return of a portion of the Purchase Price as set forth above will be deemed an adjustment of the Purchase Price originally paid to CNS under the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 5 to Merger Agreement, dated as of March 30, 2018, by and between ZIVARO Holdings, Inc., AG-GT Merger Sub, Inc., Global Technology Resources, Inc. and Gregory Byles, as representative of the shareholders of Global Technology Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVARO Holdings, Inc.

Date: April 5, 2018	By:	/s/ Laura Anthony
	Name:	Laura Anthony
	Title:	Chief Financial Officer